                                                                      Exhibit 11
                       UNITED ASSET MANAGEMENT CORPORATION

                        CALCULATION OF EARNINGS PER SHARE
                        ---------------------------------
                    (In thousands, except per-share amounts)
                                   (Unaudited)

---------------------------------------------------------------------------------------------------------------------------------
                                                For the Three Months Ended June 30,          For the Six Months Ended June 30,
-------------------------------------------------------------------------------------    ----------------------------------------
                                                 Income        Shares     Per-Share          Income        Shares     Per-Share
                                              (Numerator)  (Denominator)    Amount        (Numerator)  (Denominator)    Amount
-------------------------------------------------------------------------------------    ----------------------------------------
For the three- and six-month periods
  ended June 30, 1999
Basic Earnings per Share
Income available to common
  shareholders                                $14,901,000   58,922,000       $.25         $30,002,000   59,733,000       $.50
                                                                             ====                                        ====

Effect of Dilutive Securities (1)                       -      319,000                              -      489,000
                                              -----------  -----------                    -----------   ----------

Diluted Earnings per Share
Income available to common
  shareholders + assumed conversions          $14,901,000   59,241,000       $.25         $30,002,000   60,222,000       $.50
                                              ===========  ===========       ====         ===========   ==========       ====

=====================================================================================    ====================================
For the three- and six-month periods
  ended June 30, 1998
Basic Earnings per Share
Income available to common
  shareholders                                $22,117,000   67,636,000       $.33         $44,215,000   68,586,000       $.64
                                                                             ====                                        ====

Effect of Dilutive Securities (2)                       -    2,382,000                              -    2,364,000
                                              -----------  -----------                    -----------   ----------

Diluted Earnings per Share
Income available to common
  shareholders + assumed conversions          $22,117,000   70,018,000       $.32         $44,215,000   70,950,000       $.62
                                              ===========  ===========       ====         ===========   ==========       ====

=====================================================================================    ========================================

(1) Options on 5,095,000 and 4,469,000 shares of common stock and warrants on 7,288,000 and 5,153,000 shares of common stock were outstanding during the three- and six-month periods ended June 30, 1999, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.

(2) Options on 1,647,000 and 1,731,000 shares of common stock and warrants on 1,521,000 and 1,526,000 shares of common stock were outstanding during the three- and six-month periods ended June 30, 1998, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.